Exhibit 99.1

SWISHER HYGIENE ANNOUNCES RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2013

CHARLOTTE, NC – May 28, 2013 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitizing products and services, announced today first quarter results for the period ended March 31, 2013. All amounts in this news release are in United States dollars.

First Quarter 2013 Highlights

•	Total revenue from continuing operations of $52.0 million for the first quarter of 2013, an 11% decrease compared to the first quarter of 2012.

•

Adjusted EBITDA loss of $6.3 million for the first quarter of 2013, based on a net loss from continuing operations before income taxes of $16.8 million, as compared to an Adjusted EBITDA loss of $4.3 million for the first quarter of 2012. For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with this release.

•

Basic and diluted loss per share from continuing operations of $0.10 for the first quarter of 2013, compared to basic and diluted loss per share from continuing operations of $0.08 in the first quarter of 2012.

“While our first quarter 2013 results were affected by the review and restatement process, which remains ongoing until we regain compliance with NASDAQ rules following our Annual Meeting on June 5, we saw improved performance as the quarter progressed,” said Thomas Byrne, President and Chief Executive Officer of Swisher Hygiene. “The renewed interest in our corporate account and distributor programs has continued into the second quarter of 2013, and we believe we will be able to considerably improve on our disappointing first quarter performance in the months ahead.”

“During the quarter, we were able to execute on several initiatives designed to benefit future quarters,” continued Mr. Byrne. “We commenced the expansion of our Southeast chemical manufacturing facility while eliminating a second facility in the region, which will reduce costs beginning in June. We also completed the selection and enhancement of our standard product formulas, which is intended to ensure that we provide the best available products to our customers and forms the basis for our SKU rationalization program. We have also commenced our enhanced route consolidation program. These are just a few examples of our continued efforts to simplify and standardize operations, further eliminate costs and improve cash flow.”

First Quarter 2013 Results

For the three months ended March 31, 2013, Swisher Hygiene reported total revenue from continuing operations of $52.0 million, an 11% decrease from $58.2 million in the three months ended March 31, 2012. The revenue decline was primarily due to the loss of two large accounts in a previous quarter, along with customer turnover as Swisher Hygiene integrated smaller acquired operations into its systems and changed their product lines and brands.

Total costs and expenses for the three months ended March 31, 2013 decreased 3% to $68.8 million, compared to $70.9 million in the three months ended March 31, 2012. Excluding $3.9 million and $1.9 million of investigation and review-related expenses in the three months ended March 31, 2013 and 2012, respectively, total costs and expenses decreased 6% compared to the three months ended March 31, 2012.

For the three months ended March 31, 2013 and 2012, respectively:

	Q1 2013	Q1 2012
Cost of sales as a % of revenue	43.4%	43.4%
Route expense as a % of revenue	20.3%	18.2%
SG&A expense as a % of revenue	57.6%	51.5%
SG&A expense (excluding investigation and review-related expenses) as a % of revenue	50.1%	48.3%

Cost of sales as a percentage of revenue was comparable with the prior-year quarter. The increase in route and SG&A expenses as a percentage of revenue primarily reflects the decline in revenue in the first quarter 2013 as compared to the prior-year period.

Net loss from continuing operations before income taxes for the three months ended March 31, 2013 was $16.8 million, compared to net loss from continuing operations before income taxes of $13.2 million in the three months ended March 31, 2012.

Adjusted EBITDA loss for the three months ended March 31, 2013 was $6.3 million, compared to an Adjusted EBITDA loss of $4.3 million in the three months ended March 31, 2012.

Cash and Capital Resources

As of March 31, 2013, Swisher Hygiene had $50.6 million of cash on its balance sheet and $11.9 million in outstanding debt. During the first quarter of 2013, Swisher Hygiene repaid $2.5 million of outstanding debt.

Conference Call

Swisher Hygiene will host a conference call to discuss first quarter 2013 results today at 9:00 a.m. Eastern Time.

The conference call can be accessed over the phone by dialing 1-855-541-0980 or for international callers by dialing 1-970-315-0440; please dial-in 10 minutes before the start of the call. A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or for international callers by dialing 1-404-537-3406; the conference ID is 77300676. The replay will be available until Tuesday, June 4, 2013.

In order to access the live webcast, please go to the Investors section of Swisher Hygiene’s website at http://www.swisherhygiene.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures. In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures such as “Adjusted EBITDA” in assessing Swisher Hygiene’s operating performance. Swisher Hygiene believes this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.

Swisher Hygiene defines Adjusted EBITDA as net loss excluding the impact of income taxes, depreciation and amortization expense, investigation and review related expenses, net interest expense, foreign currency gain and other income, net change on debt related fair value measurements, stock based compensation, severance, and third party costs directly related to merger and acquisitions.

Swisher Hygiene presents Adjusted EBITDA because the company considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of its results. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Swisher Hygiene’s core operating performance. Swisher Hygiene includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, revenue, operating results or cash flows from operating activities as determined in accordance with GAAP. Additionally, Swisher Hygiene’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Under SEC rules, Swisher Hygiene is required to provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. Accordingly, the following is a reconciliation of Adjusted EBITDA to Swisher Hygiene’s net losses for the three months ended March 31, 2013 and 2012:

	Three months ended March 31,
	2013	2012
	(In thousands)
Net loss from continuing operations	$(17,240)	$(13,260)
Income tax expense	427	80
Depreciation and amortization expense	5,649	4,976
Interest expense, net	87	581
Foreign currency loss(gain)	1	(3)
Realized and unrealized gain on fair value of convertible debt and earnouts	—	(29)
Severance	146	425
Stock based compensation	754	949
Investigation and review-related expenses	3,923	1,874
Acquisition and merger expenses	—	120

Adjusted EBITDA for continuing operations	$(6,253)	$(4,287)

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release, on the conference call and in the webcast constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, on the conference call and in the webcast unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release, on the conference call and in the webcast are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release, on the conference call and in the webcast is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitizing solutions to customers throughout much of North America and internationally through its network of company-owned operations, franchises and master licensees. These solutions include essential products and services that are designed to promote superior cleanliness and sanitation in commercial environments, while enhancing the safety, satisfaction and well-being of employees and patrons. These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher Hygiene’s customers with: (i) consumable products such as detergents, cleaning chemicals, soap, paper and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products; (ii) the rental of facility service items requiring regular maintenance and cleaning, such as floor mats, mops, bar towels, and linens; and (iii) manual cleaning of their facilities. Swisher Hygiene serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224

SWISHER HYGIENE INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
Revenue
Products	$46,037	$50,849
Services	5,744	7,009
Franchise and other	241	294

Total revenue	52,022	58,152

Costs and expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	22,565	25,247
Route expenses	10,571	10,594
Selling, general, and administrative expenses	29,979	29,969
Acquisition and merger expenses	—	120
Depreciation and amortization	5,649	4,976

Total costs and expenses	68,764	70,906

Loss from continuing operations	(16,742)	(12,754)
Other expense, net	(71)	(426)

Net loss from continuing operations before income taxes	(16,813)	(13,180)
Income tax expense	(427)	(80)

Net loss from continuing operations	(17,240)	(13,260)
Loss from discontinued operations, net of tax	—	(1)

Net loss	(17,240)	(13,261)
Net loss attributable to non-controlling interest	—	—

Net loss attributable to Swisher Hygiene Inc.	(17,240)	(13,261)
Comprehensive loss
Employee benefit plan adjustment, net of tax	—	—
Foreign currency translation adjustment	1	(4)

Comprehensive loss	$(17,239)	$(13,265)

Loss per share
Basic and diluted (continuing operations)	$(0.10)	$(0.08)

Basic and diluted (discontinued operations)	$—	$(0.00)

Weighted-average common shares used in the computation of loss per share
Basic and diluted	175,157,404	174,832,128

SWISHER HYGIENE INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share data)

	March 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$50,585	$61,419
Restricted cash	5,490	5,390
Accounts receivable (net of allowance for doubtful accounts of $2,218 at March 31, 2013 and $2,335 at December 31, 2012)	19,820	21,225
Inventory	15,845	15,327
Receivable due from sale of discontinued operations	12,500	12,500
Deferred income taxes	794	1,995
Other assets	4,361	4,804

Total current assets	109,395	122,660
Property and equipment, net	48,713	48,348
Goodwill	106,358	106,358
Other intangibles, net	45,714	47,821
Deferred income taxes	160	—
Other noncurrent assets	2,308	2,498

Total assets	$312,648	$327,685

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$32,610	$27,993
Long-term debt and obligations due within one year	8,045	9,145

Total current liabilities	40,655	37,138

Long-term debt and obligations	3,841	5,284
Deferred income taxes	4,058	4,673
Other long-term liabilities	3,436	3,447

Total noncurrent liabilities	11,335	13,404

Commitments and contingencies

Equity
Swisher Hygiene Inc. stockholders’ equity
Preferred stock, par value $0.001, authorized 10,000,000 shares; no shares issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Common stock, par value $0.001, authorized 600,000,000 shares; 175,157,404 shares issued and outstanding at March 31, 2013 and December 31, 2012	175	175
Additional paid-in capital	386,206	385,452
Accumulated deficit	(124,747)	(107,507)
Accumulated other comprehensive loss	(998)	(999)

Total Swisher Hygiene Inc. stockholders’ equity	260,636	277,121
Non-controlling interest	22	22

Total equity	260,658	277,143

Total liabilities and equity	$312,648	$327,685